Exhibit 99.1
Insulet Appoints Wayne A. I. Frederick, M.D., to Board of Directors

ACTON, Mass.— Oct. 20, 2020 – Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® Insulin Management System (Omnipod System), today announced that Wayne A. I. Frederick, M.D., has been appointed to the Company’s Board of Directors, effective immediately. He will also serve on the Board’s Audit Committee.

Dr. Frederick is the president of Howard University and serves as the Charles R. Drew Endowed Chair of Surgery at Howard University’s College of Medicine. Dr. Frederick is a practicing surgeon, distinguished researcher and scholar, and the author of numerous peer-reviewed articles, book chapters, abstracts, and editorials. Dr. Frederick is a highly regarded expert on disparities in healthcare and medical education and is focused on narrowing racial, ethnic, and gender disparities in cancer care outcomes among African Americans and other underrepresented groups. He has served as the principal investigator for major collaborations with the National Cancer Institute and Johns Hopkins University, as well as several national minority-serving oncology programs.

“We are delighted to welcome Dr. Frederick to Insulet’s Board,” said Timothy Scannell, Chairman of Insulet’s Board of Directors. “Dr. Frederick’s highly accomplished track record and vast experience treating patients with complex diseases, conducting research, teaching, and leading large organizations will be tremendously beneficial to our Board as we continue to execute our global strategic growth initiatives.”

Dr. Frederick has received several awards for his scholarship and public service, is a fellow of the American College of Surgeons, and belongs to numerous surgical organizations, including the American Surgical Association. In addition to Insulet’s Board, Dr. Frederick serves on the Board of Directors of Humana Inc., Forma Therapeutics Holdings, Inc., and the Federal Reserve Bank of Richmond, along with other privately held companies and non-profit organizations.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, please visit: www.insulet.com and www.omnipod.com.

Forward-Looking Statement:

This press release may contain forward-looking statements concerning Insulet's expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission in February 2020 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

© 2020 Insulet Corporation. Omnipod is a registered trademark of Insulet Corporation. All rights reserved.
Contacts

Investor Relations:
Deborah R. Gordon
Vice President, Investor Relations
(978) 600-7717
dgordon@insulet.com

Media:
Angela Geryak Wiczek
Senior Director, Corporate Communications
(978) 932-0611
awiczek@insulet.com